Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
☐ Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
94-0304228
I.R.S. Employer Identification No.

400 California Street
San Francisco, California	94104

(Address of principal executive offices)	(Zip Code)
General Counsel
Union Bank of California, National Association
400 California Street
Corporate Trust — 12th Floor
San Francisco, CA 94104
(415) 765-2945
(Name, address and telephone number of agent for service)
AGCO Corporation
(Issuer with respect to the Securities)

Delaware	58-1960019

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4205 River Green Parkway
Duluth, Georgia	30096

(Address of Principal Executive Offices)	(Zip Code)
AGCO Corporation
Convertible debt securities
(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.

Office of the Comptroller of the Currency Washington, D.C. 20219

b)	Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
     None
In answering this item, the trustee has relied, in part, upon information furnished by the obligor, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not Applicable

9.	Not Applicable

*	Incorporated by reference to exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated March 17, 2003 of Star Gas Partners, L.P. file number 333-103873.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank of California, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 27th day of November, 2006.

Union Bank of California, National Association
By:	/S/ CHARLES RYAN
Charles Ryan
Vice President

EXHIBIT 6
CONSENT OF THE TRUSTEE
REQUIRED BY SECTION 321(b) OF THE ACT
November 27, 2006
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
In connection with the proposed issuance of Convertible debt securities due December ___, 2036 of AGCO Corporation, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.
Sincerely,

Union Bank of California, N.A.
By:	/S/ CHARLES RYAN
Charles Ryan
Vice President

Exhibit 7

Consolidated Report of Condition of
Union Bank of California, National Association
of San Francisco in the State of California, at the close of business June 30, 2006, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541
BALANCE SHEET

Dollar Amounts
In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterst-bearing balances and currency and coin	$2,223,821
Interest-bearing balances	1,518
Securities:
Held-to-maturity securities	0
Available-for-sale securities	8,667,112
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	1,252,514
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	107,101
Loans and leases, net of unearned income	34,029,486
LESS: Allowance for loan and lease losses	317,299
Loans and leases, net of unearned income and allowance	33,712,187
Trading assets	422,701
Premises and fixed assets	486,792
Other real estate owned	272
Investments in unconsolidated subsidiaries and associated companies	117
Not applicable
Intangible assets:
Goodwill	453,489
Other intangible assets	36,391
Other assets	2,690,619

Total assets	50,054,634

Exhibit 7

LIABILITIES

Deposits:
In domestic offices	39,743,303
Noninterest-bearing	18,157,394
Interest-bearing	21,585,909
In foreign offices, Edge and Agreement subsidiaries, and IBFs	2,642,248
Noninterest-bearing	1
Interest-bearing	2,642,247
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	199,733
Securities sold under agreements to repurchase	81,860
Trading liabilities	260,474
Other borrowed money	320,736
Not applicable

Not applicable
Subordinated notes and debentures	792,626
Other liabilities	1,282,103
Total liabilities	45,323,083

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	604,577
Surplus	1,519,712
Retained earnings	2,778,945
Accumulated other comprehensive income	-171,683
Other equity capital components	0
Total equity capital	4,731,551

Total liabilities, minority interest, and equity capital	50,054,634

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